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                   REVOLVING CREDIT LOAN & SECURITY AGREEMENT
                            (ACCOUNTS AND INVENTORY)

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OBLIGOR #           NOTE #              AGREEMENT DATE:  MAY 15, 1997

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CREDIT LIMIT  $3,000,000     INTEREST RATE       OFFICER NO./INITIALS

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     THIS  AGREEMENT is entered into on May 15, 1997,  between  Comerica  Bank -
California ("Bank") as secured party, whose Headquarters Office is 333 West Santa Clara Street, San Jose, California 95113 and Hansen Beverage Corporation ("Borrower"), a Delaware corporation whose chief executive office is located at 2401 East Katella Avenue, Suite 650, Anaheim, California 92806. The parties agree as follows:


1.   DEFINITIONS

     1.1 "account", unless the context otherwise requires, means any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper (each as defined in the Uniform Commercial
Code) whether or not it has been earned by performance.

     1.2 "Agreement" as used in this Agreement means and includes this Revolving Credit Loan & Security Agreement (Accounts and Inventory), any concurrent or subsequent rider to this Revolving Credit Loan & Security Agreement (Accounts and Inventory) and any extensions, supplements, amendments or modifications to this Revolving Credit Loan & Security Agreement (Accounts and Inventory) and to any such rider.

     1.3 "Bank Expenses" as used in this Agreement means and includes: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank in collecting the Receivables (with or without suit) to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; attorneys' fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought; and costs and expenses of reviews and audits of the affairs of the Borrower. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

     1.4 "Base Rate" as used in this Agreement means that variable rate of interest so announced by Bank at its headquarters office in San Jose, California as its "Base Rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

     1.5 "Borrower's Books" as used in this Agreement means and includes all of the Borrower's books and records including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities, Receivables, business operations or financial condition, and all information relating thereto, computer programs; computer disk or tape files; computer printouts; computer runs; and other computer prepared information and equipment of any kind.

     1.6 "Borrowing Base" as used in this Agreement means the sum of: (1) eighty percent (80.00%) of the net amount of Net Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto ("Accounts Receivable Borrowing Base"); and (2) the amount, if any, of the advances against Inventory agreed to be made pursuant to any Inventory Rider ("Inventory Borrowing Base"), or other rider, amendment or modification to this Agreement, that may now or hereafter be entered into by Bank and Borrower.

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     1.7 "Cash Flow" as used in this Agreement means, for any applicable  period of determination, the Net Income (after deduction for income taxes and other taxes of such person determined by reference to income or profits of such person) for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expense and the amount of deferred tax liability during such period, all as determined in accordance with GAAP. The applicable period of determination will be on a rolling, four-quarter basis, retrospectively, beginning with the period from July 1, 1996 to June 30, 1997 and each calendar quarter thereafter.

     1.8 "Collateral" as used in this Agreement means and includes each and all of the following: the Receivables; the Intangibles; the negotiable collateral, the Inventory; all money, deposit accounts and all other assets of Borrower in which Bank receives a security interest or which hereafter come into the possession, custody or control of Bank; and the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the collateral and any and all Receivables, Intangibles, negotiable collateral, Inventory, equipment, money, deposit accounts or other tangible and intangible property of borrower resulting from the sale or other disposition of the collateral, and the proceeds thereof. Notwithstanding anything to the contrary contained herein, collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Bank.

     1.9 "Credit" as used in this Agreement means all Obligations, except those obligations arising pursuant to any other separate contract, instrument, note, or other separate agreement which, by its terms, provides for a specified interest rate and term.

     1.10 "Current Assets" as used in this Agreement means, as of any applicable date of determination, all cash, nonaffiliated customer receivables, United States government securities, claims against the United States government, inventories and prepaid expenses which are classified as current in accordance with GAAP.

     1.11 "Current Liabilities" as used in this Agreement means, as of any applicable date of determination, (i) all liabilities of a person that should be classified as current in accordance with GAAP, including without limitation any portion of the principal of the Indebtedness classified as current, plus (ii) to the extent not otherwise included, all liabilities of the Borrower to any of its affiliates whether or not classified as current in accordance with GAAP.

     1.12 "Current Maturities on Long Term Debt" shall mean, as of any applicable date of determination, current maturities and sinking fund payments required to be made within one year after the applicable date of determination on long-term debt in accordance with GAAP, provided, however, that in the case of the ERLY Note, with respect to the applicable period through and including June 30, 1997, such current maturity shall be deemed to be the lesser of the unpaid principal amount of the ERLY Note and $500,000. The applicable periods of determination will be on a rolling, four-quarter basis, retrospectively, beginning with the period from July 1, 1996 to June 30, 1997 and each calendar quarter thereafter.

     1.13 "Daily Balance" as used in this Agreement means the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

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     1.14 "Eligible Accounts" as used In this Agreement means and includes those accounts of Borrower which are due and payable within ninety (90) days, or less, from the date of invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) accounts with respect to which the account debtor is not a resident of the United States unless otherwise approved by Bank; (d) accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e) accounts with respect to which the account debtor is any State of the United States or any city, county, town, municipality or division thereof; (f) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (g) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; except to the extent such account exceeds such liability (h) unpaid balances outstanding more than 90 days on accounts not paid by an account debtor within ninety (90) days from the date of the invoice, unless otherwise approved by Bank; (i) accounts with respect to which account debtors dispute liability or make any claim, or have any defense, cross claim, counterclaim, or offset; (j) accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; (k) accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Accounts, except for the accounts listed in
Exhibit 1.14k, as amended from time to time with the approval of Bank; (l) accounts with a particular account debtor on which over twenty-five percent (25 %) of the aggregate amount owing is greater than ninety (90) days from the date of the invoice; and (m) accounts generated or serviced by the Hansen Beverage Company route trucks from time to time, or accounts which, in the judgment of the Bank, are similar in nature.

     1.15 "Eligible Inventory" as used in this Agreement shall have the meaning attributed to it in the Inventory Rider.

     1.16 "ERLY Note" means the note of Borrower initially payable to ERLY Industries, Inc. in the original principal amount of $4,000,000.

     1.17 "Event of Default" as used in this Agreement means those events described In Section 7 contained herein below.

     1.18 "GAAP" as used in this Agreement means as of any applicable period, generally accepted accounting principles in effect during such period.

     1.19 "Hansen Natural" means Hansen Natural Corporation, a Delaware corporation.

     1.20 "Insolvency Proceeding" as used in this Agreement means and includes any proceeding or case commenced by or against the Borrower, or any guarantor of Borrower's Obligations, or any of borrower's account debtors, under any provisions of the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief tinder the Bankruptcy code, as amended, or any other bankruptcy or insolvency law.

     1.21 "Intangibles" as used in this Agreement means and includes all of Borrower's present and future general Intangibles and other personal property (including, without limitation, any and all rights in any legal proceedings, goodwill, patents, trade names, copyrights, trademarks, trademark licensing agreements, including the Trademark Rights, as defined below, blueprints, drawings, purchase orders, computer programs, computer disks, computer tapes, literature, reports, catalogs and deposit accounts) other than goods and Receivables, as well as Borrower's Books relating to any of the foregoing.

     1.22 "Inventory" as used in this Agreement means and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, advertising materials, and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

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     1.23  "Judicial  Officer or Assignee" as used in this  Agreement  means and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

     1.24 "Marketing Development Fund" as used in this Agreement means the aggregate dollar amount of liabilities of the Borrower's marketing development fund, which consists of discounts and other promotional accommodations made available or to be made available from time to time to customers.

     1.25 "Net Eligible Accounts" as used in this Agreement means Eligible Accounts, less the Marketing Development Fund to the extent not excluded pursuant to Section 1.14 in determining Eligible Accounts.

     1.26 "Net Income" as used in this Agreement means the net income (or loss) of a person for any period determined in accordance with GAAP before payment of any Profit Recapture Payments paid by the Borrower under the Term Loan Note but excluding in any event:


             (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses;

             (b) in the case of the Borrower, net earnings of any Person in which Borrower has an ownership interest other than a consolidated subsidiary of Hansen Natural, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.


      1.27 " Net Worth" as used in this Agreement means, as of any applicable date of determination, the excess of

             (a) the net book value of all assets of a person after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over

             (b)      Total Liabilities of such person.

     1.28 "Obligations" as used in this Agreement means and includes any and all loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Bank to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description, as determined in accordance with GAAP, whether advanced pursuant to or evidenced by this Agreement; by any note or other instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise. For the avoidance of doubt, the Obligations shall explicitly include the obligations of the Borrower under the Term Loan.

     1.29 "Person" or "person" as used in this Agreement means and includes any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

     1.30 "Profit Recapture Payments" shall have the meaning attributed to them in the Term Loan Note.

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     1.31  "Receivables"  as used in  this  Agreement  means  and  includes  all presently existing and hereafter arising accounts, instruments, documents, chattel paper, general intangibles, all other forms of obligations owing to Borrower, all of Borrower's rights in, to and under all purchase orders heretofore or hereafter received, all moneys due to Borrower under all contracts or agreements (whether or not yet earned or due), all merchandise returned to or reclaimed by Borrower and the Borrower's books (except minute books) relating to any of the foregoing.

     1.32 "Revolving Loan" means the loan or loans made from time to time by Bank to Borrower pursuant to Section 2.1.

     1.33 "Standby L/C" as used in this Agreement shall have the meaning attributed to it in Section 2.2.

     1.34 "Term Loan" shall mean the term loan in the initial principal amount of $4,000,000.00 represented by the Term Loan Note.

     1.35 "Term Loan Note" shall mean the promissory note of Borrower in favor of Bank of even date herewith in the initial principal amount of $4,000,000.00.

     1.36 "Total Liabilities" as used in this Agreement means the total of all items of indebtedness, obligation or liability which, in accordance with GAAP consistently applied, would be included in determining the total liabilities of the Borrower as of the date Total Liabilities is to be determined, including without limitation (a) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired, whether or not the obligations secured thereby shall have been assumed; (b) all obligations which are capitalized lease obligations; and (c) all guaranties, endorsements or other contingent or surety obligations with respect to the indebtedness of others, whether or not reflected on the balance sheets of the Borrower, including any obligation to furnish funds, directly or indirectly through the purchase of goods, supplies, services, or by way of stock purchase, capital contribution, advance or loan or any obligation to enter into a contract for any of the foregoing.

     1.37 "Trademark Rights" as used in this Agreement shall mean all of the Borrower's rights under a Carbonated Beverage License Agreement dated July 27, 1992, an Other Beverage License Agreement dated July 27, 1992 and a Royalty Sharing Agreement dated July 27, 1992, and all amendments, supplements and modifications of each or any of the foregoing, such rights to include without limitation (a) all of the Borrower's rights in and to the following trademarks:
(i) Hansen's; U. S. Trademark Registration No. 1,258,780; (ii) Hansen's Natural Soda; U.S. Trademark Registration No. 1,258,779; (iii) Grapefruit Hansen's Natural Soda; U. S. Trademark Registration No. 1,253,907; (iv) Mandarin Lime Hansen's Natural Soda; U. S. Trademark Registration No. 1,243,037; and (v) Lemon-Lime Hansen's Natural Soda; U. S. Trademark Registration No. (none) (the "Specified Trademarks"), including such rights (but not obligations) as may arise under the Lanham Act, common law, by contract or otherwise to sue in the name of the Borrower or the Bank for past, present or future infringements; (b) all goodwill associated with the Borrower's rights in the Specified Trademarks;
(c) all of the Borrower's rights relating to the manufacture, sale or distribution of products utilizing the Specified Trademarks; (d) all right, title and interest of Borrower as grantor in and to the Trust and (e) all products and proceeds of any of the foregoing whether now or hereafter in existence.

     1.38 "Trust" as used in this Agreement shall mean the trust created by the Agreement of Trust of the Hansen's Trust dated July 27, 1992.

     1.39 "Working Capital" as used in this Agreement means, as of any applicable date of determination, Current Assets less Current Liabilities.

     1.40 Compliance with all financial covenants contained in this Agreement shall be determined based upon the financial condition of Hansen Natural Corporation, a Delaware corporation, on a consolidated basis, and all references to financial statements and financial information shall be deemed to refer to the financial statements and financial information of Hansen Natural Corp. and its consolidated subsidiaries.

     1.41 Any and all terms used in this Agreement shall be construed and defined in accordance with the meaning and definition of such terms under and pursuant to the California Uniform Commercial Code (hereinafter referred to as the "Code") as amended.

2.   LOAN AND TERMS OF PAYMENT

For value received, Borrower promises to pay to the order of Bank such amount, as provided for below, together with interest, as provided for below.

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     2.1 Upon the  request of  Borrower,  made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that in no event shall Bank be obligated to make advances to Borrower under this
Section 2.1 whenever the Daily Balance exceeds, at any time, either the Borrowing Base or the sum of Three Million Dollars and No Cents ($3,000,000.00), such amount being referred to herein as an "Overadvance."

     2.2 As a sub-facility under the Revolving Loan, Bank shall issue for the benefit of Borrower (a) one or more irrevocable standby letters of credit (each a "Standby L/C", and collectively the "Standby L/Cs"), under which the aggregate of all amounts available to be drawn and all unpaid reimbursement obligations shall not exceed $500,000, it being understood that in no event shall the sum of
(i) the face amount of all outstanding letters of credit plus (ii) the amount of all outstanding letter of credit reimbursement obligations plus (iii) the outstanding Revolving Loan advances exceed the Borrowing Base. All Standby L/Cs shall be drawn on such terms and conditions as are acceptable to Bank, shall have an expiry date not later than 365 days after the date of issuance thereof, and shall be governed by the terms of Bank's standard form letter of credit applications and reimbursement agreements for commercial and standby letters of credit, respectively, which applications and reimbursement agreements Borrower hereby covenants and agrees to execute and deliver to Bank. Bank shall be entitled to receive a fee of 2.0% of the maximum amount available to be drawn on each Standby L/C it issues pursuant to this Section 2.2.

     2.3 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a rate of one (1.00) percentage point per annum above the Base Rate (the "Rate"). The Credit shall bear interest, from and after the occurrence of an Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a rate three (3) percentage points per annum above the Rate. All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

     The Base Rate as of the date of this Agreement is eight and one-half percent (8.500%) per annum. In the event that the Base Rate announced is, from time to time hereafter changed, adjustment in the Rate shall be made and based on the Base Rate in effect on the date of such change. The Rate, as adjusted, shall apply to the Credit until the Base Rate is adjusted again. The minimum interest payable by the Borrower under this Agreement shall in no event be less than $500.00 per month. All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement and Bank may, at its option, elect to treat such interest and any and all Bank Expenses as advances under the Credit, which amounts shall thereupon constitute Obligations and shall thereafter accrue interest at the rate applicable to the Credit under the terms of the Agreement.

     2.4 Without affecting Borrower's obligation to repay immediately any Overadvance in accordance with Section 2.1 hereof, all Overadvances shall bear additional interest on the amount thereof at a rate equal to three (3.00) percentage points per month in excess of the Rate set forth in Section 2.3, from the date incurred and for each month thereafter, until repaid in full.

3.   TERM.

     3.1 This Agreement shall remain in full force and effect until May 1, 1998, or until terminated by notice by Borrower. Notice of such termination by Borrower shall be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to the Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice. Notwithstanding the foregoing, should Borrower be in default of one or more of the provisions of this Agreement, Bank may terminate this Agreement at any time without notice. Notwithstanding the foregoing, should either Bank or Borrower become insolvent or unable to meet its debts as they mature, or fail, suspend, or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. On the date of termination all Obligations shall become immediately due and payable without notice or demand; no notice of termination by Borrower shall be effective until Borrower shall have paid all Obligations to Bank in full. Notwithstanding termination, until all Obligations have been fully satisfied, Bank shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to perform all of its Obligations.

     3.2 After termination and when Bank has received payment in full of Borrower's Obligations to Bank, Bank shall reassign to Borrower all Collateral held by Bank, and shall execute a termination of all security agreements and security interests given by Borrower to Bank, upon the execution and delivery of mutual general releases.

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4.   CREATION OF SECURITY INTEREST.

     4.1 Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Obligations owed by Borrower to Bank and in order to secure prompt performance by Borrower of each and all of its covenants and Obligations under this Agreement and otherwise created. Bank's security interest in the Collateral shall attach to all Collateral without further act on the part of Bank or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral"), Borrower shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Bank and deliver actual physical possession of the Negotiable Collateral to Bank.

     4.2 Bank's security interest in Receivables shall attach to all Receivables without further act on the part of Bank or Borrower. Upon request from Bank (which request may be made no more than once in any 30-day period unless a default hereunder has occurred and is continuing in which case such request may be made as often as Bank in its sole and absolute discretion determines), Borrower shall provide Bank with schedules describing all Receivables created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and, if a default has occurred and is continuing, shall execute and deliver written assignments of all Receivables to Bank all in a form acceptable to Bank, provided, however, Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit Bank's security interest and other rights in and to the Receivables. Together with each schedule, Borrower shall furnish Bank with copies of Borrower's customers' invoices or the equivalent, and original shipping or delivery receipts, if a default has occurred and is continuing, for all merchandise sold, and Borrower warrants the genuineness thereof. Upon the occurrence and during the continuousness of a default hereunder, Bank or Bank's designee may notify customers or account debtors of collection costs and expenses to Borrower's account but, unless and until Bank does so or gives Borrower other written instructions, Borrower shall collect all Receivables for Bank, receive in trust all payments thereon as Bank's trustee, and, if so requested to do so from Bank, Borrower shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. Notwithstanding anything to the contrary contained herein, if sales of Inventory are made for cash, upon the occurrence and during the continuation of a default hereunder Borrower shall immediately deliver to Bank, in identical form, all such cash, checks, or other forms of payment which Borrower receives. The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank on the date Bank actually receives such check or other item of payment.

     4.3 Bank's security interest in Inventory shall attach to all Inventory without further act on the part of Bank or Borrower. Upon the occurrence and during the continuation of a default hereunder, upon Bank's request, Borrower will from time to time at Borrower's expense pledge, assemble and deliver such Inventory to Bank or to a third party as Bank's bailee; or hold the same in trust for Bank's account or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said Inventory; or evidence of Bank's security interest in some other manner acceptable to Bank. Until a default by Borrower under this Agreement or any other Agreement between Borrower and Bank, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business. A sale of Inventory in Borrower's ordinary course of business does not. include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower.

     4.4 Borrower shall execute and deliver to Bank concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Bank, all financing statements, continuation financing statements, security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Bank may request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any financing statements, continuation financing statements, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral created by this Agreement.

     Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Receivables. Bank (through any of its officers, employees or agents) shall have the right at any time or times hereafter during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition.

     4.5 Borrower appoints Bank or any other person whom Bank may designate as Borrower's attorney-in-fact, with power to endorse Borrower's name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivables, on drafts against account debtors, on schedules and assignments of Receivables, on verifications of Receivables and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Bank, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Receivables; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Receivables in which Bank has a security interest remain unpaid and until the Obligations have been fully satisfied.

     4.6 In order to protect or perfect any security interest which Bank is granted hereunder, Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Obligations and shall be payable on demand.

     4.7 Borrower agrees that Bank may provide information relating to this Agreement or relating to Borrower to Bank's parent, affiliates, subsidiaries and service providers.

5.   CONDITIONS PRECEDENT.

     5.1 As conditions precedent to the making of the Credit and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

             a. This Agreement, together with an Inventory Rider, an Equipment Rider and an Environmental Rider;

             b. Guarantees, in form and substance acceptable to the Bank, of Hansen Natural, Hansen Beverage Company (UK) Limited and CVI Ventures, Inc.

             c. A Security Agreement (All Assets), in form and substance acceptable to the Bank, together with an Environmental Rider, executed by Hansen Natural.

             d. Financing  statements (Form UCC-1) in form  satisfactory to Bank
             for  filing  and  recording  with  the   appropriate   governmental
             authorities in such jurisdictions as the Bank shall determine;

             e. One or more security interests in trademark rights and related goodwill, in form and substance satisfactory to the Bank, executed by the Borrower;

             f. Certified extracts from the minutes of the meeting of its board of directors, authorizing the borrowings and the granting of the security interest provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein;

             g. A certificate of good standing showing that Borrower is in good standing under the laws of the state of its incorporation and certificates indicating that Borrower is qualified to transact business and is in good standing in any other state in which it conducts business;

             h. UCC searches, tax lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

             i. Evidence that Borrower has obtained insurance and acceptable endorsements;

             j. Waivers executed by landlords and mortgagees of any real property on which Collateral with an aggregate value of $100,000 or more is located;

             k. Waivers and consents with respect to liens and setoff rights satisfactory in form and substance to the Bank executed by each warehouseman, repacker, copacker or subcontractor holding Collateral with an aggregate value of $100,000 or more.

             l. Such documentation from the Trustees of the Trust as the Bank shall require confirming title to, and certain other matters relating to all Trademark Rights and other intellectual property comprising the Collateral;

             m. One or more certificates of officers of the Borrower to the effect that the representations and warranties of the Borrower are true and correct as of the date thereof;

             n. Subordination agreements satisfactory to the Bank executed by ERLY Industries, Inc. and the State Treasurer of the State of Michigan, Custodian of the Public School Employees' Retirement System; State Employees' Retirement System; Michigan State Police Retirement System; and Michigan Judges' Retirement System, as successor to the Judges' Retirement System and Probate Judges' Retirement System.

             o. Termination statements on Form UCC-2, terminations of assignments of trademarks and releases of indebtedness or liability executed by Greyrock Business Credit and such other evidence of the termination of such security interest and the release of such collateral as the Bank shall require; and

             p. Such other documents and instruments as the Bank shall reasonably require.

     5.2 As conditions precedent to the making of the Term Loan, and in addition to the conditions precedent set forth in Section 5.1 above, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following

             a. Termination statements on Form UCC-2, terminations of assignments of trademarks and releases of indebtedness or liability executed by ERLY Industries, Inc., and, at the Bank's discretion, the State Treasurer of the State of Michigan, Custodian of the Public School Employees' Retirement System; State Employees' Retirement System; Michigan State Police Retirement System; and Michigan Judges' Retirement System, as successor to the Judges' Retirement System and Probate Judges' Retirement System and all other persons, as determined by the Bank in its discretion, who are asserting or claiming rights in or ownership of, the subordinated note in the initial principal amount of $4,000,000 initially in favor of ERLY Industries, Inc and such other evidence of the termination of such security interest and the release of such collateral as the Bank shall require; and

             b.  Such  other   documents  and  instruments  as  the  Bank  shall
             reasonably require.

6.   WARRANTIES, REPRESENTATIONS AND COVENANTS.

     6.1 Borrower shall, within 20 days of the end of each calendar month, provide to the Bank a Borrowing Base Certificate setting forth Eligible Accounts, Marketing Development Fund, Net Eligible Accounts and Eligible Inventory as defined in the Inventory Rider, and a proposed computation of the Borrowing Base based thereon. If so requested by Bank, Borrower shall, at such intervals designated by Bank, during the term hereof execute and deliver a Report of Accounts Receivable or similar report, in form customarily used by Bank. Borrower's Borrowing Base at all times pertinent hereto shall not be less than the advances made hereunder. Bank shall have the right to recompute Borrower's Borrowing Base in conformity with this Agreement.

     6.2 If any warranty is breached as to any account, or any account is not paid in full by an account debtor within ninety (90) days from the date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all accounts owing by that account debtor, and reduce Borrower's Borrowing Base by the amount thereof. Bank shall retain its security interest in all Receivables and accounts, whether eligible or ineligible, until all Obligations have been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of the Borrower, as they exist at this time. Upon the occurrence and during the continuance of a default, any merchandise which is returned by an account debtor or otherwise recovered shall be set aside, marked with Bank's name, and Bank shall retain a security interest therein. After default, Borrower shall promptly notify Bank of all disputes and claims and settle or adjust them on terms approved by Bank. After default by Borrower hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after default by Borrower, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers reasonable in its sole and absolute discretion, and in such cases Bank will credit Borrower's account with only the net amounts received by Bank in payment of the accounts, after deducting all Bank Expenses in connection therewith.

     6.3     Borrower warrants, represents, covenants and agrees that:

             a. Borrower has good and marketable title to the Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (except those in favor of Bank). Borrower is the sole and exclusive owner or licensee, as applicable, with respect to the Trademark Rights, fee and clear of any liens, charges, and encumbrances.

             b. All accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, rights of return or cancellation other than those arising in the ordinary course of business, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an account due from such account debtor is assigned to Bank.

             c. At the time each account is assigned to Bank, all property giving rise to such account shall have been delivered to the account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Bank, as Bank may from time to time require, delivery receipts, customer's purchase orders, shipping instruction, bills of lading and any other evidence of shipping arrangements. Absent such a request by Bank, copies of all such documentation shall be held by Borrower as custodian for Bank.

             d. Hansen Beverage Company (Services) Limited, a subsidiary of Hansen Natural, conducts no business and has been deregistered in the United Kingdom. If such subsidiary commences business as a subsidiary of Hansen Natural or any affiliate, such subsidiary will execute and deliver to Bank a guaranty substantially identical to those delivered pursuant to Section 5.1(b).

     6.4 At the time each Eligible Account is assigned to Bank, all such Eligible Accounts will be due and payable on terms set forth in Section 1.14, or on such other terms approved in writing by Bank in advance of the creation of such accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Bank, and no such eligible account will then be past due.

     6.5 Unless Borrower has given Bank thirty (30) days advance notice of its intent to change the location of Inventory to a location other than the locations hereinafter listed and unless Bank has approved such change of location, Borrower shall keep Inventory (other than inventory with an aggregate value of $20,000 or less) only at the following locations: 11251 Pacific Drive, Fontana, California 92335; 7 Nichols Court, Dayton, NJ 08810; 7715 South 78th Avenue, Brideview, IL 60455; 333 Johnson Road, Los Banos, CA 93635; 1701 South Lee, Fort Gibson, OK 74434; 11445 Pacific Avenue, Fontana, California 92337; 12100 S. E. Jennifer, Clackamas, OR 97015; 12300 N. W. 32nd Avenue, Miami, FL 33168; 1200 Milik Street, Carteret, NJ 07008; Bldg. 78 Hackensack Boulevard, South Kearny, NJ 07032; 11200 Edison Hwy., Edison, California 93220; 27778 Ave Hopkins, Valencia, CA 91355; 931 South Highland Ave., Tucson, AZ, 85716; 1450 N. Daly, Anaheim, CA 92806; 2401 E. Katella Avenue, Suite 650, Anaheim, CA 92806; 801 Sentous Street, City of Industry, California 91748 and 2378 Railroad Street, Corona, California 91720 and the owner or mortgagees of the respective locations are: Cliffstar-Crosby Fruit Products, PSS Warehouse; LaGrou; Kagome Packing Company, Whitlock Packing Company, Advanced Packaging, Rudie Wilhelm, Carteret Packaging, Gateway Warehouse, Giumarra Vineyards, Health for Life, Southwest Canning, U.S. Continental and Hansen Beverage Company.

             a. Borrower, immediately upon demand by Bank therefor, shall now and from time to time hereafter, at such intervals as are requested by Bank, deliver to Bank, designations of Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

             b. All of the Inventory is and shall remain free from all purchase money or other security interests, liens or encumbrances, except as held by Bank and except for warehouse liens, packer's liens and copacker's liens arising in the ordinary course of business;

             c. Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon demand to any of Bank's officers, agents and employees for inspection and copying;

             d. All Inventory, now and hereafter at all times, shall be new Inventory of good and merchantable quality free from defects;

             e. No Inventory having an aggregate value in excess of $20,000 is now nor shall at any time or times hereafter be located or stored with one or more bailees, warehousemen or other third parties without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, in a form acceptable to Bank, warehouse receipts in Bank's name evidencing the storage of Inventory or other evidence of Bank's prior rights in the Inventory. In any event, Borrower shall instruct any third party to hold all such Inventory for Bank's account subject to Bank's security interests and its instructions; and

             f. Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Bank for Bank's reasonable costs and expenses in so doing.

     6.6 Borrower represents, warrants and covenants with Bank that Borrower will not, without Bank's prior written consent:

             a. Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity or governmental agency or instrumentality other than warehouse liens, packer's liens or copacker's liens arising in the ordinary course of business;

             b. Permit any levy, attachment or restraint to be made affecting any of Borrower's assets;

             c. Permit any Judicial Officer or Assignee to be appointed or to take possession of any or all of Borrower's assets;

             d. Sublicense Trademark Rights other than contracts for the sale or distribution of finished products utilizing Specified Trademarks entered into in the ordinary course of its business; provided, however, Borrower may sublicense Specified Trademarks in the ordinary course of its business so long as within ten (10) days after entering into each such sublicense, Borrower shall give notice to Bank of such sublicense and the name and address of the sublicensee and a copy of the sublicense;

             e. Change its name, business structure, corporate identity or structure; add any new fictitious names, liquidate, merge or consolidate with or into any other business organization;

             f. Move or relocate any Collateral, except in the ordinary course of business and subject to Section 6.5;

             g. Acquire any other business organization;

             h. Enter into any transaction or series of transactions aggregating $100,000 or more which are not in the ordinary course of Borrower s business;

             i. Make any investment in securities of any person, association, firm, entity, or corporation other than the securities of the United States of America; provided, however, that the Borrower may invest in the securities of Hansen Beverage Company (UK) Limited in the maximum amount of $100,000.00;

             j. Make any change in Borrower's financial structure or in any of its business objectives, purposes or operations which would adversely effect the ability of Borrower to repay Borrower's Obligations;

             k. Incur any debts outside the ordinary course of Borrower's business except renewals or extensions of existing debts and interest thereon;

             l. Make any advance or loan except in the ordinary course of Borrower's business as currently conducted;

             m. Make loans, advances or extensions of credit in excess of $5,000 to any Person, except for sales on open account and otherwise in the ordinary course of business;

             n. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection.

             o. (a) Sell, lease, transfer or otherwise dispose of properties and assets in any 12-month period having an aggregate book value of more than One Hundred Thousand Dollars ($100,000) (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or (c) enter into any sale-leaseback transaction or transactions involving $100,000 or more in the aggregate;

             p. Subordinate any indebtedness due to it from a person to indebtedness of other creditors of such person;

             q. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for the common stock of the Subsidiaries owned by the Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000 and direct obligations of the United States Government maturing within one year from the date of acquisition thereof; or

             r. Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan.

     6.7 Borrower's sole place of business or chief executive office or residence is located at the address indicated above and Borrower covenants and agrees that it will not, during the term of this Agreement, without prior written notification to Bank, relocate said sole place of business or chief executive office or residence.

     6.8      Borrower represents, warrants and covenants as follows:

             a. Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, redeem or retire any such capital stock; provided however, that Borrower may declare and pay a cash dividend in cash or in stock in an amount not in excess of current retained earnings in any calendar year in which the Borrower has made Profit Recapture Payments under the Term Loan Note;

             b. Borrower is and shall at all times hereafter be a corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in California or any other state in which it conducts its business;

             c. Borrower has the right and power and is duly authorized to enter into this Agreement; and

             d. The execution by Borrower of this Agreement shall not constitute a breach of any provision contained in Borrower's articles of incorporation or bylaws.

     6.9 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party.

     6.10 Borrower shall promptly notify Bank in writing of its acquisition by purchase, lease or otherwise of any after acquired property of the type included in the Collateral having an aggregate value in excess of $100,000, with the exception of purchases of Inventory in the ordinary course of business.

     6.11 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion and without notice to Borrower,

             (i) make payment of the same or any part thereof; or (ii) set up such reserves in Borrower's account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Bank shall constitute a Bank Expense and an additional advance to Borrower.

     6.12 There are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing.

     6.13 a. Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers  and all  other  hazards  and risks  ordinarily  insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties (Form 438-BFU), and all proceeds payable thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Obligations owing to Bank. To secure the payment of the Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank.

             b. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney for the purpose of making, selling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Obligations or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses and are payable on demand.

             c. Borrower grants to the Bank power of attorney, having full authority in the place of the Borrower and in the name of Borrower, from time to time after the occurrence of an Event of Default, to take any action and to execute any instrument which the Bank deems necessary or advisable to accomplish the purposes of this Agreement, including without limitation to transfer the Trademark Rights and the right, title and interest of the Borrower in and to the Specified Trademarks.

     6.14 All financial statements and information relating to Borrower and Hansen Natural which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with GAAP consistently applied and there has been no material adverse change in the financial condition of Borrower or Hansen Natural since the submission of such financial information to Bank.

     6.15 a. Borrower at all times hereafter shall maintain a standard system of accounting in accordance with GAAP consistently applied and customarily used in Borrower's industry, with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without the written consent of Bank first obtained and without said accounting firm and/or service bureau agreeing to provide information regarding the Receivables and Inventory and Borrower's financial condition to Bank; permit Bank and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hour of third persons having control thereof, to have access to and examine all of the Borrower's Books relating to the Collateral, Borrower's Obligations to Bank, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom. The costs and expenses of Bank in performing two such examinations each calendar year shall be Bank Expenses provided that upon the occurrence and during the continuance of any default, all costs and expenses of any such examination shall be Bank Expenses.

             b. Borrower shall deliver to Bank (i) within thirty (30) days after the end of each calendar month, a Borrower prepared unaudited balance sheet and profit and loss statement covering Borrower's operations, certified as true and correct by the chief financial officer of the Borrower; (ii) within ninety (90) days after the end of each of Borrower's fiscal years audited financial statement of the Borrower for each such fiscal year, including but not limited to, a balance sheet and profit and loss statement, with an unqualified opinion thereon from the Borrower's independent accountant; (iii) within ninety (90) days after the end of each of Borrower's fiscal years the Borrower's Annual Report on Form 10-K as filed with the U. S Securities and Exchange Commission; (iv) within sixty (60) days of the end of each fiscal quarter of Borrower the Borrower's Quarterly Report on Form 10-Q as filed with the U. S. Securities and Exchange Commission and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, and (v) at the time of delivery of the items described in clauses (i) and (ii) of this paragraph, a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and fairly present the financial condition of borrower and (vi) within 60 days of each quarter end of Borrower, a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Borrower that the representations and warranties of the Borrower are true and correct as of the date thereof, that the Borrower has complied with all covenants of the Borrower and that no condition or event which constitutes a breach or Event of Default under this Agreement is in existence on the date thereof.

             c. In addition to the financial statements requested above, the Borrower agrees to provide Bank with the following schedules, within 20 days of the end of the applicable month:

             Accounts Receivable Agings                  on a monthly basis:

             Accounts Payable Agings                     on a monthly basis;

             Listing of all Inventory                    on a monthly basis

     6.16 Hansen Natural shall maintain the following financial ratios and covenants on a consolidated basis:

             a. Working Capital in an amount not less than $700,000.00 as of the date of this Agreement; $800,000 as of June 30, 1997; $1,000,000 as of September 30, 1997; $1,000,000 as of December 31, 1997; and in an amount mutually determined by the Bank and the Borrower on the basis of good faith negotiations commenced upon and after the delivery by Borrower of its 1998 projections with respect to quarters ending March 31, 1998 and each quarter thereafter.

             b. Net Worth in an amount (i) not less than $8,400,000 for each fiscal quarter ending in calendar year 1997; not less than $8,400,000 plus Net Income (to the extent such Net Income is a positive amount) for calendar year 1997 for each fiscal quarter ending in calendar year 1998, and not less than $8,400,000 plus Net Income (to the extent such Net Income is a positive amount) for all calendar years preceding the date of determination but after January 1, 1997, for each fiscal quarters ending in 1998 and subsequent years.

             c. a ratio of Total Liabilities to Net Worth of less than 1.25:1.0.

             d. a ratio of Cash Flow to Current Maturities of Long Term Debt of not less than 1.25:1.0.

             e. Borrower shall not without Bank's prior written consent acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise, or incur new long-term debt in an aggregate amount that exceeds One Hundred and Twenty Five Thousand Dollars and No Cents ($125,000.00) in any fiscal year; and

     All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

     In the event that Borrower reasonably expects that it may be in noncompliance with one or more of the financial covenants set forth in this
Section 6.16 in the following period of determination by virtue of the operation of SFAS 123 or any other accounting changes hereinafter adopted as GAAP, Borrower shall so notify the Bank and thereafter, to the extent permitted by law, such compliance shall be determined without regard to SFAS 123 or such changes to GAAP.

     6.17 Borrower shall promptly supply Bank (and cause any guarantor to supply
Bank) with such other information (including tax returns) concerning its financial affairs (or that of any guarantor) as Bank may request from time to time hereafter, and shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of or an event which constitutes an Event of Default under this Agreement.

     6.18 Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

     6.19 Borrower shall immediately and without demand reimburse Bank for all sums expended by Bank in connection with any action brought by Bank to correct any default or enforce any provision of this Agreement, including all Bank Expenses; Borrower authorizes and approves all advances and payments by Bank for items described in this Agreement as Bank Expenses.

     6.20 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

     6.21 Borrower shall keep all of its primary bank accounts with Bank and shall notify the Bank immediately in writing of the existence of any other bank account, deposit account, or any other account into which money may be deposited.

     6.22 Borrower shall furnish to the Bank: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any formal deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

     6.23 Borrower is now and shall at all times hereafter remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits.

     6.24 Borrower shall with diligence and in good faith take such action as shall be reasonably necessary to finalize the amount payable under the ERLY Note (whether through negotiation or litigation, or both), and pay the amount so determined promptly after such determination.

7.   EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute a default by Borrower under this Agreement:

             a. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or any other present or future agreement between Borrower and Bank;

             b. If any representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct;

             c. If Borrower fails to pay when due and payable or declared due and payable, all or any portion of the Borrower's Obligations (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise) and such failure continues for three (3) business days after written notice of such failure;

             d. If there is a material impairment of the prospect of repayment of all or any portion of Borrower's Obligations or a material impairment of the value or priority of Bank's security interest in the Collateral, including, without limitation, any action by any subcontractor or warehouseman holding or asserting a lien in Collateral or asserting a setoff right ;

             e. If all or any of Borrower's assets are attached, seized, subject to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee and the same are not released, discharged or bonded against within ten (10) days thereafter;

             f. If any Insolvency Proceeding is filed or commenced by or against Borrower without being dismissed within ten (10) days thereafter;

             g. If any proceeding is filed or commenced by or against Borrower for its dissolution or liquidation;

             h. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

             i. If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof;

             j. If a judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter;

             k. If Borrower's records are prepared and kept by an outside computer service bureau at the time this Agreement is entered into or during the term of this Agreement such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank, Borrower terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any requested information or financial data pertaining to Bank's Collateral, Borrower's financial condition or the results of Borrower's operations;

             l. If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others, whether under any indenture, agreement or otherwise;

             m. If Borrower makes any payment on account of indebtedness which has been formally subordinated to Borrower's Obligations to Bank without the prior written consent of Bank;

             n. If any misrepresentation exists now or thereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

             o. If any party subordinating its claims to that of Bank's or any guarantor of Borrower's Obligations dies or terminates its subordination or guaranty, becomes insolvent or an Insolvency Proceeding is commenced by or against any such subordinating party or guarantor;

             p. If there is a change of ownership or control of twenty-five percent (25.00%) or more of the issued and outstanding stock of Borrower; or

             q. If any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment
             Retirement Income Security Act ("ERISA"),or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 7.q, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Net Worth.

             r. If Borrower shall default under, or permit any other party to default under, any of the Trademark Rights. Without limiting the generality of the foregoing, Borrower shall not terminate, nor take any action which would give grounds to any other party to terminate the Carbonated Beverage License Agreement dated July 27, 1992, the Other Beverage License Agreement dated July 27, 1992 or the Royalty Sharing Agreement dated July 27, 1992.

     Notwithstanding anything contained in Section 7 to the contrary, Bank shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 7.e, 7.f or 7.j of this Agreement if, within ten (10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

8.   BANK'S RIGHTS AND REMEDIES.

     8.1 Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by
Borrower:

             a. Declare Borrower's Obligations, whether evidenced otherwise, immediately due and payable to the Bank;

             b. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

             c. Terminate this Agreement as to any future liability or obligation of Bank, but without affecting Bank's rights and security interests in the Collateral, and the Obligations of Borrower to Bank;

             d. Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (at no charge to Bank), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

             e. Without limiting Bank's rights under any security interest, Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreement shall inure to Bank's benefit, and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank; at the election of Bank, Bank shall be substituted as the Licensee under the Carbonated Beverage License Agreement and/or the Other Beverage License Agreement referred to in Section 1.37 and/or in place of Borrower as a party to the Royalty Sharing Agreement referred to in Section 1.37, and Borrower hereby assigns and grants such rights of substitution to Bank;

             f. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sales and sell (in the manner provided for herein) the Inventory;

             g. Sell or dispose the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale;

             h. Bank shall give notice of the disposition of the Collateral as follows:

                      (1) Bank shall give the Borrower and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                      (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower's address appearing in this Agreement, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Bank;

                      (3) If the sale is to be a public sale, Bank shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

                      (4) Bank may credit bid and Purchase at any public sale.

             i. Borrower shall pay all Bank Expenses incurred in connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank;

             j. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's discretion, to any party who Bank believes, in good faith, is entitled to the excess; and

             k. Without constituting a retention of Collateral in satisfaction of an obligation within the meaning of 9505 of the Uniform Commercial Code or an action under California Code of Civil Procedure 726, apply any and all amounts maintained by Borrower as deposit accounts (as that term is defined under 9105 of the Uniform Commercial Code) or other accounts that Borrower maintains with Bank against the Obligations.

     8.2 Bank's rights and remedies under this Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank.

9.   TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY.

     If Borrower fails to pay promptly when due to another person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may, but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Bank. All such sums shall become additional indebtedness owing to Bank, shall bear interest at the rate hereinabove provided, and shall be secured by all Collateral. Any payments made by Bank shall not constitute (i) an agreement by it to make similar payments in the future; or (ii) a waiver by Bank of any default tinder this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Except with respect to payment of any tax, Bank shall make reasonable inquiry of Borrower regarding payment prior to making any such payment. Such payments shall constitute Bank Expenses and additional advances to Borrower.

10.  WAIVERS.

     10.1 Borrower agrees that checks and other instruments received by Bank in payment or on account of Borrower's Obligations constitute only conditional payment until such items are actually paid to Bank and Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Obligations and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

     10.2 Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.3 Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Inventory; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrower.

     10.4 Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

     10.5 BORROWER AND BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION HEREUNDER, OR CONTEMPLATED HEREUNDER, OR ANY OTHER CLAIM (INCLUDING TORT OR BREACH OF DUTY CLAIMS) OR DISPUTE HOWSOEVER ARISING BETWEEN BANK AND BORROWER.

     10.6 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any terms, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

11.  ONE CONTINUING LOAN TRANSACTION.

     All loans and advances heretofore, now or at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

     Notwithstanding the above, (i) to the extent that any portion of the Obligations are a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in the Borrower's principal dwelling which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the Borrower (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure the loan and any other Obligation of the Borrower (or any of them), unless expressly provided to the contrary in another place.

12.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests to Borrower by Bank hereunder may be made orally.

13.  AUTHORIZATION TO DISBURSE.

     Bank is hereby authorized to make loans and advances hereunder upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at the discretion of Bank if said loans and advances are necessary to meet any Obligations of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party, and Borrower shall hold Bank harmless from any damage, claims or liability by reason of Bank's honor of, or failure to honor, any such instructions.

14.  DESTRUCTION OF BORROWER'S DOCUMENTS.

     Any documents, schedules, invoices or other papers delivered to Bank, may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

15.  CHOICE OF LAW.

     The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in the Northern District of California or County of Santa Clara.

16.  GENERAL PROVISIONS.

     16.1 This Agreement shall be binding and deemed effective when executed by the Borrower and accepted and executed by Bank at its Headquarter Office.

     16.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their Obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

     16.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

     16.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

     16.5 Each provision of this  Agreement  shall be severable from every other
provision  of  this  Agreement  for  the  purpose  of   determining   the  legal
enforceability of any specific provision.

     16.6 This Agreement cannot be changed or terminated orally. Except as to currently existing Obligations owing by Borrower to Bank, all prior agreements, understandings, representations, warranties, and negotiations, if any, with respect to the subject matter hereof, are merged into this Agreement.

     16.7 The parties intend and agree that their respective rights, duties, powers liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

     IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Loan & Security Agreement (Accounts and Inventory) to be executed as of the date first hereinabove written.

ATTEST:                                      BORROWER:
                                             HANSEN BEVERAGE COMPANY

___________________________________          By: _____________________________
Title:                                                Signature of

Accepted and effective as of_____________    Title: __________________________
at Bank's Headquarter Office

                                             By: _____________________________
                                                      Signature of

     (Bank)                                  Title: __________________________


By: _____________________________________    By: _____________________________
                                                      Signature of

Title: __________________________________    Title: __________________________


                                             By: _____________________________
                                                      Signature of

                                             Title: __________________________

                        SECURITY AGREEMENT (ALL ASSETS)

--------------------------------------------------------------------------------


As of May 15, 1997, for value received, the undersigned ("Debtor") grants to Comerica Bank-California ("Bank"), a California banking corporation, a continuing security interest in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Hansen Beverage Company, a Delaware corporation ("Borrower") and/or Debtor. Indebtedness includes without limit any and all obligations or liabilities of the Borrower and/or Debtor to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which the Borrower and/or Debtor would otherwise be liable to the Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank and Borrower and/or Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Borrower and/or Debtor; and all other costs of collecting Indebtedness, including without limit attorney fees. Debtor agrees to pay Bank all such costs incurred by the Bank, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

1. Collateral shall mean all the following property Debtor now or later owns or has an interest in, wherever located:

         (a) All Accounts Receivable (For purposes of this Agreement "Accounts Receivable" consists of all accounts, general intangibles, chattel paper, deposit accounts, documents and instruments).


         (b) All Inventory.

         (c) All Equipment and Fixtures.

Specific items listed below are also included in Collateral.

All shares of capital stock of Hansen Beverage Company, a Delaware corporation

All investment property, as defined in Section 9115 of the California Commercial Code

All  goods,   instruments,   investment   property,   documents,   policies  and
certificates of insurance, deposits, money or other property (except real property which is not a fixture) which are now or later in possession of Bank, or as to which Bank now or later controls possession by documents or otherwise.

All additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, or proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

2. Warranties, Covenants and Agreements. Debtor warrants, covenants; and agrees as follows:

2.1 Debtor shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of Debtor's books and records. Debtor shall, at the request of Bank, mark its records and the Collateral to clearly indicate the security interest of Bank under this Agreement.

2.2 At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favor of Bank and there are no financing statements on file, other than in favor of Bank; and
(c) Debtor acquired its rights in the Collateral in the ordinary course of its business.

2.3 Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Bank. Debtor will not, without the prior written consent of Bank, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except for Inventory and assets in the ordinary course of its business and will not return any Inventory to its supplier other than in the ordinary course of business. Bank or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

2.4 Debtor will do all acts and will execute all writings requested by Bank to establish, maintain and continue a perfected and first security interest of Bank in the Collateral. Debtor agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Bank may have a lien or security interest for payment or the Indebtedness.

2.5 Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank to Debtor on any Indebtedness.

2.6 Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (a) with respect to the Collateral, insurance under an "all risk" policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Bank, containing a lender's loss payable endorsement acceptable to Bank. Debtor will deliver to Bank immediately upon demand evidence satisfactory to Bank that the required insurance has been procured. If Debtor fails to maintain satisfactory insurance, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank to Debtor on any Indebtedness.

2.7 If Debtor's Accounts Receivable are pledged as Collateral under this Agreement, on each occasion on which Debtor evidences to Bank the account balances on and the nature and extent of the Accounts Receivable, Debtor shall be deemed to have warranted that except as otherwise indicated (a) each of those Accounts Receivable is valid and enforceable without performance by Debtor of any act; (b) each of those account balances are in fact owing, (c) there are no setoffs, recoupments, credits, counterclaims or defenses (other than in the ordinary course of business) against any of those Accounts Receivable, (d) as to any Accounts Receivable represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, if a default has occurred and is continuing, the same have been endorsed and/or delivered by Debtor to Bank, (e) Debtor has not received with respect to any Account Receivable, any notice of the death of the related account debtor, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor, and (f) as to each Account Receivable, the account debtor is not an affiliate of Debtor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States (other than as previously approved by Bank). Debtor will do all acts and will execute all writings requested by Bank in accordance with the Revolving Credit Loan and Security Agreement, dated May 15, 1997 (the "Loan Agreement"), between Borrower and Bank to perform, enforce performance of, and collect all Accounts Receivable. Debtor shall neither make nor permit any modification, compromise or substitution for any Account Receivable (other than in the ordinary course of business) without the prior written consent of Bank. Debtor shall, at Bank's request, arrange for verification of Accounts Receivable directly with account debtors or by other methods acceptable to Bank in accordance with the Loan Agreement.

2.8 Debtor at all times shall be in strict compliance with all applicable laws, including without limit any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment ("Environmental Laws" ).

2.9 If Bank, acting in its sole discretion, redelivers Collateral to Debtor or Debtor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

2.10 At any  time  and  without  notice  upon  the  occurrence  and  during  the continuance of a default under the Loan Agreement or any document relating to the Indebtedness, Bank may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement.

2.11 Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

2.12 Debtor delivers this Agreement based solely on Debtor's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Bank. Debtor assumes full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. Debtor waives any duty on the part of Bank, and agrees that Debtor is not relying upon nor expecting Bank to disclose to Debtor any fact now or later known by Bank, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Debtor's risk or Debtor's rights against Borrower. Debtor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limit the possibility that Borrower may incur Indebtedness to Bank after the financial condition of Borrower, or Borrower's ability to pay debts as they mature, has deteriorated.

2.13 Debtor shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, officers, and directors from and against, any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses, and reasonable attorneys' fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including without limit Environmental Laws, or of any remediation relating to any property required by any law, including without limit Environmental Laws.

3.       Collection of Proceeds.

3.1 Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank and at all times after that, Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor's possession or later coming into Debtor's possession through enforcement of Debtor's rights or interests in the Collateral. Debtor irrevocably authorizes Bank or any Bank employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these liens to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral.

3.2 If Accounts Receivable are pledged as Collateral under this Agreement, Debtor agrees that immediately upon Bank's request (whether or not any Event of Default exists), Debtor shall at its sole expense establish and maintain: (a) an United States Post Office lock box (the "Lock Box"), to which Bank shall have exclusive access. Debtor expressly authorizes Bank, from time to time to remove contents from the Lock Box, for disposition in accordance with this Agreement. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor (other than payments by electronic funds transfer) shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices; and (b) a non-interest bearing deposit account with Bank in the name of Bank for the benefit or Debtor (the "Cash Collateral Account") as security for payment of the Indebtedness to which Bank shall have exclusive access. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor by electronic funds transfer shall be remitted, for the credit of Debtor, to the Cash Collateral Account, and Debtor, at Bank's request, shall include a like statement on all invoices. Debtor shall execute all documents and authorizations necessary to establish and maintain the Lock Box and the Cash Collateral Account.

3.3 All items or amounts which are remitted to the Lock Box or otherwise delivered by or for the benefit of Debtor to Bank on account of partial or full payment of, or with respect to, any Collateral shall, at Bank's option, (i) be applied to the payment of the Indebtedness, whether then due or not, in such order of application as Bank may determine in its sole discretion, or, (ii) shall be deposited to the Cash Collateral Account. Debtor agrees that Bank shall not be liable for any loss or damage which Debtor may suffer as a result of Bank's processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Debtor agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, including without limitation attorney fees.

4.       Defaults, Enforcement and Application of Proceeds.

4.1 Upon the occurrence of any of the following events (each an "Event of Default"), Debtor shall be in default under this Agreement:

(a) Any failure to pay the Indebtedness when due, or such portion of it as may be due, by acceleration or otherwise, which failure continues for three (3) business days after written notice thereof; or

(b) Any failure or neglect to comply with, or breach of, any term of this Agreement, or any other agreement or commitment between Borrower, Debtor or any guarantor of any of the Indebtedness ("guarantor") and Bank; or

(c) Any warranty, representation, financial statement, or other information made, given or furnished to Bank by or on behalf of Borrower, Debtor, or any guarantor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

(d) Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Borrower, Debtor, any guarantor, or any Collateral; or

(e) Sale or other disposition by Borrower, Debtor, or any guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction  of  business  by  Borrower,  Debtor,  or any  guarantor,  or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower, Debtor, or any guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Borrower, Debtor, or any guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower, Debtor, or any guarantor; or

(f) If there is a material impairment of the prospect of repayment of all or any portion of the Indebtedness or a material impairment of the value or priority of Bank's security interest in the Collateral, including, without limitation, any action by any subcontractor or warehouseman holding or asserting a lien in Collateral or asserting a setoff right

         Notwithstanding anything contained in Section 4 to the contrary, Bank shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 4(d) or 4(e) of this Agreement if, within ten
(10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

4.2 Upon the occurrence of any Event of Default, Bank may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

(a) exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(b) institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(c) institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

d) personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at places and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

Bank shall give notice of the disposition of the Collateral as follows:

         (1) Bank shall give Debtor and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

         (2) The notice shall be personally delivered or mailed, postage prepaid, to Debtor's address appearing in this Agreement, at least ten
         (10)  calendar days before the date fixed for the sale, or at least ten
         (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Bank;

         (3) If the sale is to be a public sale, Bank shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

         (4)      Bank may credit bid and purchase at any public sale.

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any
Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral.

4.3 Debtor shall at the request of Bank, notify the account debtors or obligors of Bank's security interest in Accounts Receivable and direct payment of it to Bank. Bank may, itself, upon the occurrence of any Event of Default so notify and direct any account debtor or obligor.

4.4 The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand.

4.5 Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Borrower, Debtor, or any guarantor and Bank.

4.6 No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.7 Debtor irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of,
Debtor:

(a) to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Account Receivable and to endorse any item representing any payment on or proceeds of the Collateral;

(b) to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement; and

(c) to do and perform any act on behalf of Debtor permitted or required under this Agreement.

4.8 Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Debtor.

5.       Miscellaneous.

5.1 Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the address indicated in Section 5.15 below.

5.2 Debtor will give Bank not less than 90 days prior written notice of all contemplated changes in Debtor's name, chief executive office location, and/or location of any Collateral, but the giving of this notice shall not in itself cure any Event of Default caused by this change.

5.3 Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.4  Bank  has  the  right  to  sell,  assign,  transfer,   negotiate  or  grant
participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. The undersigned agree(s) that the Bank may provide information relating to this Security Agreement or to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

5.5 In addition to Bank's other rights, any indebtedness owing from Bank to Debtor can be set off and applied by Bank on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone.

5.6 Debtor waives any right to require the Bank to: (a) proceed against any person or property; (b) unless otherwise required by the Loan Agreement, give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the California or other applicable Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

5.7 Debtor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) prior to 120 days after full and final payment of the Indebtedness to recover from Borrower any amounts paid by Debtor pursuant to this Agreement.

5.8 In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to it at least ten (10) calendar days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service. The mailing shall be by overnight courier, certified, or first class mail.

5.9 Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

5.10 This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank's successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor.
Nothing in this Section 5.10 is deemed a consent by Bank to any assignment by Debtor.

5.11 If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally.

5.12 Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the Uniform Commercial Code, as of the date of this Agreement. "Uniform Commercial Code" means the California Uniform Commercial Code, as amended.

5.13 No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles.

5.14 To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

5.15 Debtor's chief executive office is located and, unless otherwise stated in the notice to Bank required by Section 5.2, shall be maintained at 2401 East Katella Avenue, Suite 650, Anaheim, California. Collateral shall be maintained only at the locations identified in this Section 5.15.

5.16 A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Bank in any filing office.

5.17 This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.14 of this Agreement shall survive termination.

6. DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

DEBTOR:

HANSEN NATURAL CORPORATION


By:_____________________________

Its:_____________________________

By:____________________________

Its:_____________________________

                    SECURITY AGREEMENT IN LICENSE AGREEMENT
                              AND OTHER AGREEMENTS

                  This Security Agreement dated May 15, 1997, is made between Comerica Bank-California ("Bank"), a California banking corporation, and Hansen Beverage Company, a Delaware corporation ("Borrower") for the purpose of providing security interests in favor of Bank against certain trademark rights owned by Borrower. This Security Agreement is made with reference to the following facts.

                                    RECITALS

                  A. Bank has agreed to extend credit to Borrower pursuant to a Revolving Credit Loan and Security Agreement and a Term Loan Note ("Loan Agreement"). In consideration for such extension of credit, Borrower has agreed to pledge and grant a security interest in certain of its assets as collateral for Borrower's obligations under the Loan Agreement.

                  B. Borrower has entered into three license agreements with Gary Hansen, Anthony Kane, and Burton S. Rosky, as Trustees (collectively "Trustees") with respect to the use of the trademarks HANSEN'S, HANSEN'S NATURAL SODA, GRAPEFRUIT HANSEN'S NATURAL SODA, MANDARIN LIME HANSEN'S NATURAL SODA, and LEMON LIME HANSEN'S NATURAL SODA, specifically, a Carbonated Beverage License Agreement dated July 27, 1992, an Other Beverage License Agreement with Trustees dated July 27, 1992, and a Royalty Sharing Agreement with Trustees dated July 27, 1992. Borrower desires to provide security interests in such agreements in favor of Bank.

                  NOW THEREFORE, in consideration of the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows.

               1. Definitions. Terms defined in the Loan Agreement and not otherwise defined in this Security Agreement shall have the meanings defined for those terms in the Loan Agreement. As used in this Security Agreement, the following terms shall have the meanings defined in this paragraph.

               a. "Trademark Rights" shall mean all of the Borrower's rights under a Carbonated Beverage License Agreement dated July 27, 1992, an Other Beverage License Agreement dated July 27, 1992 and a Royalty Sharing Agreement dated July 27, 1992, and all amendments, supplements and modifications of each or any of the foregoing, such rights to include without limitation (a) all of the Borrower's rights in and to the following trademarks: (i) HANSEN'S; U. S. Trademark Registration No. 1,258,780; (ii) HANSEN'S NATURAL SODA; U.S. Trademark Registration No. 1,258,779; (iii) GRAPEFRUIT HANSEN'S NATURAL SODA; U. S. Trademark Registration No. 1,253,907; (iv) MANDARIN LIME HANSEN'S NATURAL SODA;
          U. S. Trademark Registration No. 1,243,037; and (v) LEMON-LIME HANSEN'S NATURAL SODA; U. S. Trademark Registration No. (none) (the "Specified Trademarks"), including such rights (but not obligations) as may arise under the Lanham Act, common law, by contract or otherwise to sue in the name of the Borrower or the Bank for past, present or future infringements; (b) all goodwill associated with the Borrower's rights in the Specified Trademarks; (c) all of the Borrower's rights relating to the manufacture, sale or distribution of products utilizing the Specified Trademarks; and (d) all products and proceeds of any of the foregoing whether now or hereafter in existence.

               b. "Trademark Collateral" shall mean all of Borrower's Trademark Rights as defined by this Agreement.

               c. "Secured Obligations" shall mean the payments due to Bank under the Loan Agreement.

                  2. Security Agreement. Borrower hereby assigns solely for security to Bank, and grants to Bank a security interest in the Trademark Collateral, as security for the timely payment and performance of the Secured Obligations. This security interest in favor of Bank shall be prior to any security interests of any third parties for any reason whatsoever.

                  3. Borrower's Representations and Warranties. Borrower represents, warrants, and agrees that (a) Borrower is, and shall continue to be, the licensee pursuant to the Carbonated Beverage License Agreement dated July 27, 1992, the licensee to the Other Beverage License Agreement dated July 27, 1992, and the licensee to the Royalty Sharing Agreement dated July 27, 1992, (b) Borrower shall not sell, assign, transfer, hypothecate, or create or permit to exist any lien upon or security interest in the Trademark Collateral in favor of anyone other than Bank, (c) Borrower has entered into only the licenses and sublicenses with third parties with respect to the Specified Trademarks which are set forth on Exhibit A, except for contracts for the sale or distribution of finished products utilizing Specified Trademarks entered into in the ordinary course of its business and has delivered to Bank true and complete copies of all presently existing assignments and security agreements which may affect title to any of the License Agreements and Royalty Sharing Agreement referred to in clause (a), the Trademark Collateral referred to in clause (b) and the Specified Trademarks referred to in this clause (c) (other than such sale and distribution contracts referred to in clause (c)), and (d) Borrower has full power and authority to execute this Agreement and perform its obligations hereunder, and to subject the Trademark Collateral to the security interest created hereby and by the Loan Documents.

                  4. Bank's Obligations In Respect to Trademark Collateral. Bank shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other party in connection with the Trademark Collateral, to exercise managerial rights with respect to the Trademark Collateral, whether or not an Event of Default (as defined in the Loan Agreement) has occurred, or to make or give any demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Trademark Collateral or the Secured Obligations. Bank shall be under no duty or obligation whatsoever to take any action to protect or preserve the Trademark Collateral or any rights of Borrower therein, or to participate in any foreclosure or other proceeding in connection therewith.

                  5. Bank's Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Bank shall have the rights set forth in the Loan Agreement with respect to foreclosure on the Trademark Collateral.

                  6. No Waiver. No delay on the part of Bank in the exercise of any right or remedy under this Security Agreement or under the Loan Agreement shall operate as a waiver thereof, and no single or partial exercise by Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy of Bank.

                  7. Release of Trademark Collateral. This Security Agreement shall terminate when all Secured Obligations have been paid in full. Upon such termination and at Borrower's reasonable request and sole expense, Bank shall
(a) return any Trademark Collateral to Borrower or to the person(s) or entity(ies) legally entitled thereto, (b) shall endorse, execute, deliver, record and file all instruments and documents (including without limitation, Form UCC-3 termination statements), (c) do all other acts and things, reasonably required for the return of the Trademark Collateral to Borrower or to the person(s) or entity(ies) legally entitled thereto, and (d) evidence or document the release of Bank's security interests arising under this Security Agreement.

                  8. Governing Law. This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the parties have executed this Security Agreement by their duly authorized officers as of the date listed on page 1 of this Security Agreement.

HANSEN BEVERAGE COMPANY


________________________________                     Date:  May __, 1997
Name:  _________________________
Title:    _________________________


                                                   ACKNOWLEDGMENT


State of _______________________)
                                             )SS.
County of _____________________)

On May _____, 1997, before me, __________________________, personally appeared
------------------------------------------------------------------------------
--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. WITNESS my hand and official seal.


Signature____________________________________________


(This area for official seal)


COMERICA BANK


________________________________                     Date:  May __, 1997
Name:  _________________________
Title:    _________________________


                                                   ACKNOWLEDGMENT


State of _______________________)
                                             )SS.
County of _____________________)

On May _____, 1997, before me, ___________________________, personally appeared
------------------------------------------------------------------------------
--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. WITNESS my hand and official seal.


Signature____________________________________________


(This area for official seal)

                                INVENTORY RIDER
                              (REVOLVING ADVANCE)

--------------------------------------------------------------------------------

Borrower(s): HANSEN BEVERAGE COMPANY


     Borrower has entered into a certain Revolving Credit Loan and Security Agreement (Accounts and Inventory)(hereinafter referred to as "Agreement") dated May 15, 1997 with Bank (Secured Party). This INVENTORY RIDER (hereinafter referred to as this Rider) dated May 15, 1997 is hereby made a part of and incorporated into that agreement.

     1. At the request of Borrower, made at any time and from time to time during the term of the Agreement, and so long as no event of default under the Agreement has occurred and Borrower is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties and representations contained in the Agreement, this Rider and/or any other agreement between Bank and Borrower, Bank agrees to lend Borrower fifty three percent (53.00%) of the lower of cost or market value of Borrower's finished goods Inventory and Inventory consisting of apple juice concentrate ("Eligible Inventory"), and as may be adjusted by Bank, in Bank's discretion, for age and seasonality or other factors affecting the value of the Inventory, up to a maximum advance outstanding at any one time of One Million, Five Hundred Thousand Dollars ($1,500,000) upon Borrower's concurrent execution and delivery to Bank of a Designation of Eligible Inventory, or Certification of Borrowing Base, in form customarily used by Bank; provided, however, that for a period of sixty consecutive days during each calendar year, which period shall commence no later than October 1 of each such year, such Inventory Borrowing Base shall be reduced to zero and the Borrower shall be required, immediately upon the commencement of such period shall to pay down and maintain at zero the amount of the Credit attributable to the Inventory Borrowing Base. All advances made and to be made pursuant to this Rider are solely and exclusively for working capital purposes including enabling Borrower to acquire rights in and purchase new Inventory, and Borrower represents and warrants that all advances by Bank pursuant to this Rider will be used solely and exclusively for such purpose; and since such advances will be used for the foregoing purposes, Bank's security interest in Borrower's Inventory is and shall be at all times a purchase money security interest as that term is described in Section 9107 of the California Uniform Commercial Code.

     2. Advances made by Bank to Borrower pursuant to this Rider shall be included as part of the Obligations of Borrower to Bank as the term "Obligations" is defined in the Agreement; and at Bank's option, advances pursuant to this Rider may be evidenced by promissory note(s), in form and on terms satisfactory to Bank. All such advances shall bear interest at the rate and be payable in the manner specified in said promissory note(s) in the event Bank exercises the aforementioned option, and in the event Bank does not, such advances shall bear interest at the rate and be payable in the manner specified in the Agreement.

     3. All of the terms, covenants, warranties, conditions, agreements and representations of the Agreement are incorporated herein as though set forth in their entirety and are hereby reaffirmed by Borrower and Bank as though fully set forth hereat.

BORROWER:
HANSEN BEVERAGE COMPANY



By:________________________________________


By:________________________________________                       :


Accepted   this   __________   day  of  May  at  Bank's  place  of  business  in
_____________________________.

                                        ----------------------------------------
                                          By:

                                   EQUIPMENT
                                     RIDER
--------------------------------------------------------------------------------

Borrower(s): HANSEN BEVERAGE COMPANY

     Borrower has entered into a certain Revolving Credit Loan and Security Agreement (Accounts and Inventory) (hereinafter referred to as "Agreement," dated May15, 1997 with Bank (Secured Party). This EQUIPMENT RIDER (hereinafter referred to as this Rider) dated May 15, 1997 is hereby made a part of and incorporated into that Agreement.

1. Borrower grants to Bank a security interest in the following (hereinafter referred to as "Equipment"):

     (a) All of Borrower's present  machinery,  equipment,  fixtures,  vehicles,
         office  equipment,  furniture,   furnishings,  tools,  dies,  jigs  and
         attachments, wherever located;

     (b) all of Borrower's additional equipment, wherever located, of like or unlike nature, to be acquired hereafter, and all replacements, substitutes, accessions, additions and improvements to any of the foregoing; and

     (c) all of Borrowers general Intangibles, including without limitation, computer programs, computer disks, computer tapes, literature, reports, catalogs, drawings, blueprints and other proprietary items.

2. Bank's security interest in the Equipment as set forth above shall secure each, any and all of Borrower's Obligations to Bank, as the term "Obligations" is defined in the Agreement; and, the payment of Borrower's indebtedness in the aggregate principal amount of Seven Million Dollars and No Cents ($7,000,000.00) or so much thereof as has been advanced from time to time, and interest accrued thereon, and fees and costs thereon evidenced by the Agreement and that certain Term Loan Note of even date herewith.

3. Bank may, in its sole discretion, from time to time hereafter, make loans to Borrower. Loans made by Bank to Borrower pursuant to this Rider shall be included as part of the Obligations of Borrower to Bank and at Bank's option, may be evidenced by promissory note(s), in form satisfactory to Bank. Such loans shall bear interest at the rate and be payable in the manner specified in said promissory note(s) in the event Bank exercises the aforementioned option, and in the event Bank does not, such loans shall bear interest at the rate and be payable in the manner specified in the Agreement.

4. Borrower represents and warrants to Bank that:

     (a) it has good and indefeasible title to the Equipment;

     (b) the Equipment is and will be free and clear of all liens, security interests, encumbrances and claims, except as held by Bank, and except that Borrower may sell its route trucks ,

     (c) Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours to inspect and examine the Equipment and Borrower agrees to reimburse Bank for its reasonable costs and expenses in so doing.

5. Borrower shall keep and maintain the Equipment in good operating condition and repair, make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any items of Equipment to become a fixture to real estate or accession to other property, and the Equipment is now and shall at all times remain and be personal property.

6. Borrower, at its expense, shall keep and maintain: the Equipment insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties and interest in properties in similar businesses for the full insurable value thereof; and business interruption insurance and public liability and property damage insurance relating to Borrowers ownership and use of its assets. All such policies of insurance shall be in such form, with such companies and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payment of all premiums thereof. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing loss payable to Bank and all proceeds payable thereunder shall be payable to Bank and upon receipt by Bank shall be applied on the account of Borrower's Obligations. To secure the payment of Borrower's Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof and directs all insurers under such policies of insurance to pay all proceeds thereof directly to Bank. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by
Bank) as Borrower's attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any obligations or defaults by Borrower hereunder, may at any time or times hereafter, but shall have no obligations to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorney's fees, court costs, expenses and other charges relating thereto, shall be a part of Borrower's Obligations and payable on demand.

7. Until default by Borrower under the Agreement or this Rider, Borrower may, subject to the provisions of the Agreement and this Rider and consistent therewith, remain in possession thereof and use the Equipment referred to herein in the ordinary course of business at the location or locations hereinabove designated.

8.  All  of  the  terms,  conditions,   warranties,  covenants,  agreements  and
representations of the Agreement are incorporated herein and reaffirmed.

9. Upon a default by Borrower under the Agreement or this Rider, Borrower upon request of Bank to do so, agrees to assemble and make the Equipment or any part thereof available to Bank at a place designated by Bank.

10. Borrower shall upon demand by Bank immediately  deliver to Bank and properly
endorse,  any  and  all  evidences  of  ownership,   certificates  of  title  or
applications for titles to any of the aforesaid items of Equipment.

11. Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof or (d) any act or default by any person whomsoever. All risk of Loss, damage or destruction of the Equipment shall be borne by Borrower.

Borrower(s):

HANSEN BEVERAGE COMPANY


--------------------------------------------------
By:

--------------------------------------------------
By:

Accepted this ___ day of _________ at Bank's place of business in  ____________

By:__________________________________________________

                              ENVIRONMENTAL RIDER
--------------------------------------------------------------------------------

                                              San Jose
                                         -------------------------
                                            Name of office
                        333 West Santa Clara Street, San Jose, California 95113
                       ---------------------------------------------------------
                                               Address

         This ENVIRONMENTAL RIDER (this "Rider") dated this 15th day of May, 1997 is hereby made a part of and incorporated into that certain Revolving Credit Loan & Security Agreement (the "Agreement") dated May 15th, 1997 between Comerica Bank-California, a California corporation ("Lender"), and Hansen Beverage Company, a Delaware corporation ("Borrower").

         1. Borrower hereby represents, warrants and covenants that none of the collateral or real property occupied and/or owned by Borrower has ever been used by Borrower or, to the best knowledge of Borrower after due inquiry, any other previous owner and/or operator in connection with the disposal of or to refine, generate, manufacture, produce, store, handle, treat, transfer, release, process or transport any hazardous waste, as defined in 42 U.S.C. 9601 (14) ("Hazardous Substance"), and Borrower will not at any time use the collateral or such real property for the disposal of, refining of, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing, or transporting any such Hazardous Waste and/or Hazardous Substances.

         2. None of the collateral or real property used and/or occupied by Borrower has been designated, listed or identified in any manner by the United States Environmental Protection Agency (the "EPA") or under and pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, set forth at 42 U.S.C. 9601 et seq. ("CERCLA") or the Resource Conservation and Recovery Act of 1986, as amended, set forth at 42 U.S.C. 9601 et seq. ("RCRA") or any other environmental protection statute as a Hazardous Waste or Hazardous Substance disposal or removal site, superfund or cleanup site or candidate for removal of closure pursuant to RCRA, CERCLA or any other environmental protection statute.

         3. Borrower has not received a summons, citation, notice, directive, letter or other communication, written or oral, from the EPA or any other federal or state governmental agency or instrumentality, authorized pursuant to an environmental protection statute, concerning any intentional or unintentional action or omission by Borrower resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of Hazardous Waste or Hazardous Substance into the environment resulting in damage thereto or to the fish, shellfish, wildlife, biota or other natural resources.

         4. Borrower shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, or on the part of any third party, on property owned and/or occupied by Borrower, any disposal, releasing, spilling, leaking, pumping, omitting, pouring, emptying or dumping of a Hazardous Waste or Hazardous Substance into the environment where damage may result to the environment, fish, shellfish, wildlife, biota or other natural resources unless such disposal, release, spill, leak, pumping, emission, pouring, emptying or dumping is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authority.

         5. Borrower shall furnish to Lender:

              (a) Promptly and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other communications from the EPA or any other governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with the handling, transporting, transferring, disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Waste or Hazardous Substances into the environment resulting in damage to the environment, fish, shellfish, wildlife, biota and any other natural resource;

              (b) Promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice of or other communication concerning the filing of a lien upon, against or in connection with Borrower, the collateral or Borrower's real property by the EPA or any other governmental agency or instrumentality authorized to file such a lien pursuant to an environmental protection statute in connection with a fund to pay for damages and/or cleanup and/or removal costs arising from the intentional or unintentional action or omission of Borrower resulting from the disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Waste or Hazardous Substances into the environment;

              (c) Promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice, directive, letter or other communication from the EPA or any other governmental agency or instrumentality acting under the authority of an environmental protection statute indicating that all or any portion of the Borrower's property or assets have been listed and/or borrowers deemed by such agency to be the owner and operator of the facility that has failed to furnish to the EPA or other authorized governmental agency or instrumentality, all the information required by the RCRA, CERCLA or other applicable environmental protection statutes;

              (d) Promptly and in no event more than thirty (30) days after the filing thereof with the EPA or other governmental agency or instrumentality authorized as such pursuant to an environmental protection statute, copies of any and all information reports filed with such agency or instrumentality in connection with Borrower's compliance with RCRA, CERCLA or other applicable environmental protection statutes.

         6. Any one or more of the following events which occur with respect to Borrower shall constitute an event of default:

              (a)  The  breach  by  Borrower  of  any  covenant  or   condition,
representation or warranty contained in this Rider;

              (b) The failure by Borrower to comply with each,  every and all of
the  requirements  of  RCRA,  CERCLA  or  any  other  applicable   environmental
protection statutes on the real property occupied and/or on owned by borrower;

              (c) The receipt by Borrower of a notice from the EPA or any other governmental agency or instrumentality acting under the authority of any environmental protection statute, indicating that a lien has been filed against any of the collateral, or any of Borrower's other property by the EPA or any other governmental agency or instrumentality in connection with a fund as a result of damage arising from an intentional or unintentional action or omission by Borrower resulting from the disposal, releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Waste into the environment; and

              (d) Any other event or condition exists which might, in the opinion of Lender, under applicable environmental protection statutes, have a material adverse effect on the financial or operational condition of Borrower or the value of all or any material part of the collateral or other property of Borrower.

         In witness whereof, the Borrower has agreed as of the date first set forth above.


HANSEN BEVERAGE COMPANY
         (BORROWER/PLEDGOR)

By:_____________________________________________

Its:_____________________________________________

By:_____________________________________________

Its:_____________________________________________

                              ENVIRONMENTAL RIDER
--------------------------------------------------------------------------------

                                              San Jose
                                         -------------------------
                                            Name of office
                        333 West Santa Clara Street, San Jose, California 95113
                       ---------------------------------------------------------
                                               Address

         This ENVIRONMENTAL RIDER (this "Rider") dated this 15th day of May, 1997 is hereby made a part of and incorporated into that certain Security Agreement (All Assets) (the "Agreement") dated May 15th, 1997 between Comerica Bank-California, a California corporation ("Lender"), and Hansen Natural Corporation, a Delaware corporation ("Pledgor").

         1. Pledgor hereby represents, warrants and covenants that none of the collateral or real property occupied and/or owned by Pledgor has ever been used by Pledgor or, to the best knowledge of Pledgor after due inquiry, any other previous owner and/or operator in connection with the disposal of or to refine, generate, manufacture, produce, store, handle, treat, transfer, release, process or transport any hazardous waste, as defined in 42 U.S.C. 9601 (14) ("Hazardous Substance"), and Pledgor will not at any time use the collateral or such real property for the disposal of, refining of, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing, or transporting any such Hazardous Waste and/or Hazardous Substances.

         2. None of the collateral or real property used and/or occupied by Pledgor has been designated, listed or identified in any manner by the United States Environmental Protection Agency (the "EPA") or under and pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, set forth at 42 U.S.C. 9601 et seq. ("CERCLA") or the Resource Conservation and Recovery Act of 1986, as amended, set forth at 42 U.S.C. 9601 et seq. ("RCRA") or any other environmental protection statute as a Hazardous Waste or Hazardous Substance disposal or removal site, superfund or cleanup site or candidate for removal of closure pursuant to RCRA, CERCLA or any other environmental protection statute.

         3. Pledgor has not received a summons, citation, notice, directive, letter or other communication, written or oral, from the EPA or any other federal or state governmental agency or instrumentality, authorized pursuant to an environmental protection statute, concerning any intentional or unintentional action or omission by Pledgor resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of Hazardous Waste or Hazardous Substance into the environment resulting in damage thereto or to the fish, shellfish, wildlife, biota or other natural resources.

         4. Pledgor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, or on the part of any third party, on property owned and/or occupied by Pledgor, any disposal, releasing, spilling, leaking, pumping, omitting, pouring, emptying or dumping of a Hazardous Waste or Hazardous Substance into the environment where damage may result to the environment, fish, shellfish, wildlife, biota or other natural resources unless such disposal, release, spill, leak, pumping, emission, pouring, emptying or dumping is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authority.

         5. Pledgor shall furnish to Lender:

              (a) Promptly and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other communications from the EPA or any other governmental agency or instrumentality concerning any intentional or unintentional action or omission on Pledgor's part in connection with the handling, transporting, transferring, disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Waste or Hazardous Substances into the environment resulting in damage to the environment, fish, shellfish, wildlife, biota and any other natural resource;

              (b) Promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice of or other communication concerning the filing of a lien upon, against or in connection with Pledgor, the collateral or Pledgor's real property by the EPA or any other governmental agency or instrumentality authorized to file such a lien pursuant to an environmental protection statute in connection with a fund to pay for damages and/or cleanup and/or removal costs arising from the intentional or unintentional action or omission of Pledgor resulting from the disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Waste or Hazardous Substances into the environment;

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              (c) Promptly  and in any event  within  thirty (30) days after the receipt thereof, a copy of any notice, directive, letter or other communication from the EPA or any other governmental agency or instrumentality acting under the authority of an environmental protection statute indicating that all or any portion of the Pledgor's property or assets have been listed and/or borrowers deemed by such agency to be the owner and operator of the facility that has failed to furnish to the EPA or other authorized governmental agency or instrumentality, all the information required by the RCRA, CERCLA or other applicable environmental protection statutes;

              (d) Promptly and in no event more than thirty (30) days after the filing thereof with the EPA or other governmental agency or instrumentality authorized as such pursuant to an environmental protection statute, copies of any and all information reports filed with such agency or instrumentality in connection with Pledgor's compliance with RCRA, CERCLA or other applicable environmental protection statutes.

         6. Any one or more of the following events which occur with respect to Pledgor shall constitute an event of default:

              (a)  The  breach  by  Pledgor  of  any   covenant  or   condition,
representation or warranty contained in this Rider;

              (b) The failure by Pledgor to comply  with each,  every and all of
the  requirements  of  RCRA,  CERCLA  or  any  other  applicable   environmental
protection statutes on the real property occupied and/or on owned by Pledgor;

              (c) The receipt by Pledgor of a notice from the EPA or any other governmental agency or instrumentality acting under the authority of any environmental protection statute, indicating that a lien has been filed against any of the collateral, or any of Pledgor's other property by the EPA or any other governmental agency or instrumentality in connection with a fund as a result of damage arising from an intentional or unintentional action or omission by Pledgor resulting from the disposal, releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Waste into the environment; and

              (d) Any other event or condition exists which might, in the opinion of Lender, under applicable environmental protection statutes, have a material adverse effect on the financial or operational condition of Pledgor or the value of all or any material part of the collateral or other property of Pledgor.

         In witness whereof, the Pledgor has agreed as of the date first set forth above.


HANSEN NATURAL CORPORATION
         (BORROWER/PLEDGOR)

By:_____________________________________________

Its:_____________________________________________

By:_____________________________________________

Its:_____________________________________________


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